NOTE-GRID-FLUCTUATING INTEREST


$1,000,000.00                                              , 1994


     For value received, AVES Audio Visual Systems, Inc. (the "BORROWER") promises to pay to the order of State Street Bank and Trust Company (the "BANK") at the office of the Bank located at 225 Franklin Street, Boston, Massachusetts 02101, or such other place as the holder hereof shall designate, One Million ($1,000,000.00) Dollars or, if less, the aggregate unpaid principal amount of all loans made by the Bank to the Borrower upon the termination of the Amended and Restated Loan and Security Agreement (Accounts Receivable and Inventory) dated as of December 19, 1991, between the Borrower and the Bank, as amended (the "AGREEMENT"), upon the earlier to occur of (i) December 31, 1995, or (ii) the occurrence of an Event of Default under the Agreement upon which the Bank makes demand for payment; together with interest on unpaid balances payable monthly in arrears on the first day of each calendar month at a fluctuating interest rate per annum equal to three-quarters of one (3/4%) percent above the Bank's Prime Rate in effect from time to time. Each change in such interest rate shall take effect simultaneously with the corresponding change in such Prime Rate. The term "PRIME RATE" as used herein shall mean the rate of interest announced by the Bank in Boston, Massachusetts, from time to time as its Prime Rate. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. If this note is not paid in full upon the termination of the Agreement or earlier upon the occurrence of an Event of Default under the Agreement upon which the Bank makes demand for payment thereof, interest on unpaid balances shall thereafter be payable on demand at a fluctuating interest rate per annum equal to three (3%) percent above the Prime Rate in effect from time to time.

     If not sooner paid, the principal balance of this note, together with accrued interest thereon, shall be due and payable on December 31, 1995.

     All loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid contained on Page 3 hereof WHICH IS PART of this note. The entries on the records of the Bank (including any appearing on this note) shall, absent manifest error, be prima facie evidence of amounts outstanding hereunder.

     Any deposits or other sums at any time credited by or due from the holder to the Borrower, or to any endorser or guarantor hereof, and any securities or other property of the Borrower or any such endorser or guarantor at any time in the possession of the holder may at all times be held and treated as collateral for the payment of this note and any and all other liabilities (direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising) of the Borrower to the holder. Regardless of the adequacy of collateral, the holder may apply or set off such deposits or other sums against such liabilities at any time after the occurrence of an Event of Default under the Agreement in the case of the Borrower, but only with respect to matured liabilities in the case of endorsers and guarantors.

     The Borrower and every endorser and guarantor of this note hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consent that no indulgence, and no substitution, release or surrender of collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the Borrower or any such endorser or guarantor. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver


                                         -2-
of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

     This note is secured by any and all collateral at any time granted to the Bank to secure any obligations of any maker hereof, including without limitation, the Agreement and an Amended and Restated Supplementary Security Agreement - Goods and Chattels dated as of December 19, 1991.

     The Borrower and every endorser and guarantor hereof agree to pay on demand all costs and expenses (including legal costs and attorneys' fees) reasonably incurred or paid by the holder in enforcing this note on default.

     This note shall take effect as a sealed instrument as of the date first above written and shall be governed by the laws of the Commonwealth of Massachusetts.

                              AVES AUDIO VISUAL SYSTEMS, INC.


                              By:
--------------------------       --------------------------------
Witness                          David L. Koffman, Vice President

                              Address:  6116 Skyline Drive
                                        Houston, Texas 77057